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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

               In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Central Garden & Pet Company and further agree that this Agreement shall be included as an Exhibit to such joint filings.

               The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

                            [Signature Page Follows]




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               In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 1st day of February, 2002.


                                Special Value Investment Management, LLC, a
                                Delaware limited liability company

                                By:  Tennenbaum & Co., LLC
                                Its: Managing Member

                                     By: /s/ Michael E. Tennenbaum
                                        ---------------------------------------
                                     Name:  Michael E. Tennenbaum
                                     Its:   Managing Member

                                Tennenbaum & Co., LLC, a Delaware limited liability company

                                     By: /s/ Michael E. Tennenbaum
                                        ---------------------------------------
                                     Name:   Michael E. Tennenbaum
                                     Its:    Managing Member


                                By: /s/ Michael E. Tennenbaum
                                   --------------------------------------
                                Name: Michael E. Tennenbaum


                                SVIM/MSMII, LLC, a Delaware limited liability company

                                     By:   Tennenbaum & Co., LLC
                                     Its:  Managing Member


                                           By: /s/ Michael E. Tennenbaum
                                               --------------------------------
                                               Name:  Michael E. Tennenbaum
                                               Its:   Managing Member

                                Special Value Bond Fund II, LLC, a Delaware limited liability company

                                By:  SVIM/MSMII, LLC
                                Its: Managing Member

                                     By:  Tennenbaum & Co., LLC
                                     Its: Managing Member


                                          By: /s/ Michael E. Tennenbaum
                                             ----------------------------------
                                          Name:  Michael E. Tennenbaum
                                          Its:   Managing Member